Exhibit 99.2

NOTIFICATION OF DEPARTURE FROM GROUP

AND PARTIAL TERMINATION OF JOINT FILING STATEMENTS

Jack E. Golsen; Barry H. Golsen; Steven J. Golsen; Linda F. Rappaport; Golsen Family, L.L.C.; SBL, L.L.C.; and Golsen Petroleum Corporation (together, the “Golsen Group”) have, either originally in the Schedule 13D dated October 7, 1985, or as reporting persons filing under amendments to such Schedule 13D (as so amended, the “Golsen Group 13D”), filed as a “group,” within the meaning of Rule 13d-5(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding their respective interests in the common stock, par value $.10 per share (the “Common Stock”), of LSB Industries, Inc. (the “Company”). As of November 3, 2016 (the “Effective Date”), Steven J. Golsen and Linda F. Rappaport (together, the “Departing Group Members”) have notified Jack E. Golsen, Barry H. Golsen, Golsen Family, L.L.C.; SBL, L.L.C. and Golsen Petroleum Corporation (the “Remaining Group Members”) that each of the Departing Group Members (1) is no longer acting together with each other or with any other person for the purpose of acquiring, holding, voting or disposing of equity securities of the Company and, consequently, and (2) is no longer a member of the Golsen Group. All further filings by each of the Departing Group Members with respect to transactions in the Company’s securities will be filed, if required, by the reporting persons in their individual capacities. The Remaining Group Members will continue to file as a group on the Golsen Group 13D and make other filings, as required, in their individual capacities.

Each of the Departing Group Members hereby terminates his or her participation in the joint filing statements dated September 20, 2007, and December 29, 2008, filed as exhibits to the Statement on Schedule 13D.

Each of the Remaining Group Members acknowledges the foregoing notification by the Departing Group Members and further acknowledges that the September 20, 2007 joint filing statement shall remain effective to the extent it relates to the Remaining Group Members.

DATED: November 3, 2016

/s/ Steven J. Golsen
STEVEN J. GOLSEN

/s/ Linda F. Rappaport
LINDA F. RAPPAPORT

ACKNOWLEDGED:

/s/ Jack E. Golsen
JACK E. GOLSEN

/s/ Barry H. Golsen
BARRY H. GOLSEN

GOLSEN FAMILY, L.L.C., an Oklahoma limited liability company

By:	/s/ Jack E. Golsen
Jack E. Golsen, Manager

SBL, LLC, an Oklahoma limited liability company

By:	/s/ Jack E. Golsen
Jack E. Golsen, Manager

GOLSEN PETROLEUM CORPORATION, an Oklahoma corporation

By:	/s/ Jack E. Golsen
Jack E. Golsen, President